Exhibit 99.1

CONTACT:	Thomas M. Kitchen Stewart Enterprises, Inc. 1333 S. Clearview Parkway Jefferson, LA 70121 504-729-1400	FOR IMMEDIATE RELEASE
STEWART ENTERPRISES REPORTS RESULTS FOR THE FIRST FISCAL QUARTER OF 2009
NEW ORLEANS, LA March 12, 2009 . . . Stewart Enterprises, Inc. (Nasdaq GS: STEI) reported today its results for the first quarter ended January 31, 2009.
The Company reported net earnings for the quarter ended January 31, 2009 of $5.7 million, or $.06 per diluted share, compared to net earnings of $8.9 million, or $.09 per diluted share, for the quarter ended January 31, 2008. After adjusting net earnings for the $0.3 million tax valuation allowance recorded in the first quarter of 2009, the Company reported adjusted earnings of $6.0 million, or $.07 per diluted share, for the quarter ended January 31, 2009, compared to adjusted earnings of $8.9 million, or $.09 per diluted share, for the quarter ended January 31, 2008. See table under “Reconciliation of Non-GAAP Financial Measures” for further information on adjusted diluted earnings per share and adjusted net earnings.
Thomas J. Crawford, President and Chief Executive Officer, stated, “Despite current economic conditions, we were able to achieve solid growth in average revenue per funeral service, grow funeral segment gross profit and increase overall cash flow. Additionally, we were able to achieve this increase in funeral gross profit despite a decline in funeral events and trust related revenue. Our liquidity position remains strong with $71.5 million in cash on hand as of January 31, 2009, no amounts drawn on our $125 million revolving credit facility and no near-term significant debt maturities. We generated $7.3 million in operating cash flow during the quarter which is an increase of $3.2 million over the prior year, primarily due to a decrease in our net tax payments in the current year. Our cash flow is not even throughout the year. In fact, due to the timing of our insurance, property tax and other annual payments made on or around year end, we have historically had negative to slightly positive cash flow in the first quarter while generating greater amounts of cash in later quarters.”
Mr. Crawford continued, “The difficult economic environment has been challenging for our Company. Our cemetery segment has felt the largest impact from the weak economy, with property sales down $7 million from the first quarter of last year. In this economic environment, there is a segment of the market that will postpone purchasing cemetery property on a preneed basis. While no one can predict when the economy will begin to recover and consumer confidence will improve, we believe the postponement of the decision to buy preneed cemetery property today remains an opportunity for our Company in the future. With that in mind, we took actions during fiscal 2008 to strengthen our cemetery sales organization to produce solid gains by improving the length and quality of our training and improving the caliber of new employees joining our Company. We are optimistic that our investments in this area will produce stronger returns in the future.”
First Quarter Results
FUNERAL
•	Funeral revenue decreased $1.7 million, or 2.3 percent, to $71.7 million.

•	The Company’s same-store funeral operations achieved a 6.0 percent increase in the same-store average revenue per funeral service, including trust earnings, primarily due to the continued refinement of new funeral packages and pricing. Same-store funeral services performed decreased 6.3 percent.

•	In the first quarter of fiscal 2009, the Company realized a $2.2 million, or $.02 per diluted share, decrease in earnings related to trust activities, of which $0.9 million, or $.01 per diluted share, related to the funeral segment and $1.3 million, or $.01 per diluted share, related to the cemetery segment. This decrease is consistent with the Company’s previously announced expectations.

•	Funeral gross profit increased $0.3 million to $18.3 million for the first quarter of 2009 compared to $18.0 million for the same period of 2008, primarily due to a $2.0 million decrease in expenses, partially offset by the decrease in revenue, as noted above. The decrease in expenses is primarily due to a decrease in merchandise costs resulting from decreased volume and a decrease in salaries and wages due to effective labor management.

•	The cremation rate for the Company’s same-store operations remained flat quarter-over-quarter at 40.3 percent.

•	Net preneed funeral sales decreased 14.5 percent during the first quarter of 2009 compared to the first quarter of 2008 due to current economic conditions. Preneed funeral sales are deferred until the underlying contracts are performed and have no impact on current revenue.
CEMETERY
•	Cemetery revenue decreased $9.2 million to $47.6 million for the first quarter of 2009. This decrease is due primarily to a $7.2 million, or 27.9 percent, decrease in cemetery property sales, net of discounts, due to current economic conditions, and a $1.3 million, or $.01 per diluted share, decrease in earnings related to trust activities, as noted above.

•	Cemetery gross profit decreased $4.2 million from $9.0 million in the first quarter of 2008 to $4.8 million for the first quarter of 2009 due primarily to the decrease in cemetery revenue, as discussed above, partially offset by a $5.0 million decrease in expenses. The decrease in expense is primarily due to a decrease in property costs and selling costs resulting from the decline in cemetery property sales.
OTHER
•	Corporate general and administrative expenses decreased $0.7 million to $7.5 million for the first quarter of fiscal 2009 primarily due to a decrease in professional fees and a reduction in compensation, partially offset by an increase in information technology costs.

•	The Company incurred $0.3 million in hurricane related charges in the first quarter of fiscal 2009 primarily due to litigation costs associated with the Company’s Hurricane Katrina insurance claim, compared to a $0.1 million hurricane related recovery during the first quarter of fiscal 2008 related to Hurricane Katrina.

•	Investment and other income, net decreased $0.7 million to $0.1 million due primarily to a decrease in the average rate earned on the Company’s cash balances from 3.56 percent in the first quarter of 2008 to 0.22 percent in the first quarter of 2009.

•	The effective tax rate for the quarter ended January 31, 2009 was 40.4 percent compared to 37.5 percent for the same period in 2008. The change in the 2009 tax rate from the 2008 tax rate was primarily due to a $0.3 million tax expense attributable to an increase in the Company’s valuation allowance on its capital loss carryforward.

•	The Company’s weighted average diluted shares outstanding decreased to 91.9 million shares for the first quarter of fiscal year 2009 compared to 97.0 million shares for the same period in 2008, yielding a positive impact on earnings per share.

Depreciation and Amortization
•	Depreciation and amortization was $7.4 million for the first quarter of 2009 compared to $7.0 million for the first quarter of 2008.
Cash Flow Results and Debt for Total Operations
•	Cash flow provided by operating activities for the first quarter of fiscal year 2009 was $7.3 million compared to $4.1 million for the same period of last year. The increase in operating cash flow is primarily due to a decrease in net tax payments in the current year. The Company paid $3.3 million in net tax payments in the first quarter of 2008 compared to $0.9 million in net tax payments in the first quarter of 2009.

•	Free cash flow was $4.2 million during the first quarter of 2009 compared to $0.9 million during the first quarter of 2008 primarily due to a decrease of $2.4 million in net tax payments in the first quarter of fiscal year 2009. See table under “Reconciliation of Non-GAAP Financial Measures” for additional information.

•	During the first quarter of 2009, the Company paid $2.3 million, or $.025 per share, in dividends compared to $2.4 million, or $.025 per share, paid in the first quarter of 2008.

•	As of January 31, 2009, the Company had outstanding debt of $450.1 million and cash on hand of $71.5 million, or net debt of $378.6 million.

•	The Company is negotiating the renewal or replacement of its revolving credit facility which currently has nothing drawn and matures in November 2009.
Trust Performance
The following returns include realized and unrealized gains and losses:
•	For the quarter ended January 31, 2009, the Company’s preneed funeral and cemetery merchandise and services trusts experienced a total decline in value of 6.8 percent, and its perpetual care trusts experienced a total decline in value of 5.2 percent. For a portfolio balanced with equity and fixed-income securities, this decline is less than the decline of the overall performance of the equity market as demonstrated by the S&P 500 performance with a total decline in value of 14.1 percent for the same period.

•	For the last three years ended January 31, 2009, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total average decline in value of 8.3 percent, and its perpetual care trusts experienced an annual total average decline in value of 7.0 percent. For a portfolio balanced with equity and fixed-income securities, this decline is less than the decline of the overall performance of the equity market as demonstrated by the S&P 500 performance with an annual total average decline in value of 11.8 percent for the same period.

•	For the last five years ended January 31, 2009, the Company’s preneed funeral and cemetery merchandise and services trusts experienced an annual total average decline in value of 3.2 percent, and its perpetual care trusts experienced an annual total average decline in value of 2.8 percent. For a portfolio balanced with equity and fixed-income securities, this decline is consistent with the overall performance of the equity market as demonstrated by the S&P 500 performance with an annual total average decline in value of 4.3 percent for the same period.

Founded in 1910, Stewart Enterprises is the second largest provider of products and services in the death care industry in the United States. The Company currently owns and operates 220 funeral homes and 140 cemeteries in the United States and Puerto Rico. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis.
Stewart Enterprises, Inc. will host its quarterly conference call for investors to discuss first quarter results on March 12, 2009 at 10 a.m. Central Standard Time. The teleconference dial-in number is 888-668-1643. To participate, please call the number at least 15 minutes prior to the call. If you are calling from outside the United States, the dial-in number is 913-312-1444. A replay of the call will be available by dialing 888-203-1112 (from within the continental United States) or 719-457-0820 (from outside the continental United States), and using pass code 2114942 until March 19, 2009 at 10:59 p.m. Central Standard Time. Interested parties will also have the opportunity to listen to the live conference call via the Internet through Stewart Enterprises’ website http://www.stewartenterprises.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available at this website shortly following the conference call and will be available at the website until April 2, 2009.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2009	2008
Revenues:
Funeral	$71,750	$73,449
Cemetery	47,580	56,824

	119,330	130,273

Costs and expenses:
Funeral	53,495	55,447
Cemetery	42,752	47,756

	96,247	103,203

Gross profit	23,083	27,070
Corporate general and administrative expenses	(7,506)	(8,235)
Hurricane related recoveries (charges), net	(315)	159
Gains on dispositions and impairment (losses), net	(63)	147
Other operating income, net	259	242

Operating earnings	15,458	19,383
Interest expense	(5,910)	(5,888)
Investment and other income, net	41	720

Earnings before income taxes	9,589	14,215
Income taxes	3,873	5,330

Net earnings	$5,716	$8,885

Net earnings per common share:
Basic	$.06	$.09

Diluted	$.06	$.09

Weighted average common shares outstanding (in thousands):
Basic	91,824	96,784

Diluted	91,896	97,019

Dividends declared per common share	$.025	$.025

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31,	October 31,
ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$71,495	$72,574
Marketable securities	61	55
Receivables, net of allowances	58,299	59,129
Inventories	36,806	35,870
Prepaid expenses	12,367	7,317
Deferred income taxes, net	8,050	8,798

Total current assets	187,078	183,743
Receivables due beyond one year, net of allowances	67,020	70,671
Preneed funeral receivables and trust investments	338,740	368,412
Preneed cemetery receivables and trust investments	170,049	182,141
Goodwill	247,236	247,236
Cemetery property, at cost	384,376	375,832
Property and equipment, at cost:
Land	42,343	42,343
Buildings	321,446	319,839
Equipment and other	181,160	178,589

	544,949	540,771
Less accumulated depreciation	242,563	236,243

Net property and equipment	302,386	304,528
Deferred income taxes, net	180,528	179,515
Cemetery perpetual care trust investments	167,889	173,090
Non-current assets held for sale	2,873	2,873
Other assets	15,746	16,474

Total assets	$2,063,921	$2,104,515

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	January 31,	October 31,
LIABILITIES AND SHAREHOLDERS’ EQUITY	2009	2008

Current liabilities:
Current maturities of long-term debt	$12	$20
Accounts payable	25,209	27,652
Accrued payroll and other benefits	12,081	14,133
Accrued insurance	21,129	21,287
Accrued interest	6,294	5,864
Estimated obligation to fund cemetery perpetual care trust	12,163	13,281
Other current liabilities	11,291	16,198
Income taxes payable	4,713	2,061

Total current liabilities	92,892	100,496
Long-term debt, less current maturities	450,094	450,095
Deferred preneed funeral revenue	243,128	245,182
Deferred preneed cemetery revenue	281,660	275,835
Deferred preneed funeral and cemetery receipts held in trust	437,585	475,420
Perpetual care trusts’ corpus	166,675	171,371
Other long-term liabilities	21,959	20,479

Total liabilities	1,693,993	1,738,878

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 200,000,000 shares; issued and outstanding 89,164,401 and 88,693,127 shares at January 31, 2009 and October 31, 2008, respectively	89,164	88,693
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at January 31, 2009 and October 31, 2008; 10 votes per share convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	535,003	536,902
Accumulated deficit	(257,834)	(263,550)
Accumulated other comprehensive income:
Unrealized appreciation of investments	40	37

Total accumulated other comprehensive income	40	37

Total shareholders’ equity	369,928	365,637

Total liabilities and shareholders’ equity	$2,063,921	$2,104,515

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended January 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$5,716	$8,885
Adjustments to reconcile net earnings to net cash provided by operating activities:
(Gains) on dispositions and impairment losses, net	63	(147)
Depreciation and amortization	7,394	6,962
Provision for doubtful accounts	2,215	2,093
Share-based compensation	802	1,198
Excess tax benefits from share-based payment arrangements	—	(165)
Provision (benefit) for deferred income taxes	(215)	1,866
Estimated obligation to fund cemetery perpetual care trust	88	—
Other	66	104
Changes in assets and liabilities:
(Increase) decrease in receivables	2,993	(2,030)
Increase in prepaid expenses	(5,050)	(4,963)
Increase in inventories and cemetery property	(1,043)	(2,576)
Decrease in accounts payable and accrued expenses	(7,629)	(6,208)
Net effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	3,910	2,758
Decrease in deferred preneed funeral revenue	(2,054)	(2,329)
Decrease in funeral receipts held in trust	(1,996)	(1,856)
Net effect of preneed cemetery production and deliveries:
Decrease in preneed cemetery receivables and trust investments	1,934	2,461
Increase (decrease) in deferred preneed cemetery revenue	(1,645)	351
Increase (decrease) in deferred preneed cemetery receipts held in trust	81	(1,919)
Increase (decrease) in other	1,654	(387)

Net cash provided by operating activities	7,284	4,098

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	4,984
Purchases of marketable securities	—	(19,802)
Proceeds from sale of assets	292	338
Purchase of subsidiaries and other investments, net of cash acquired	(1,623)	—
Additions to property and equipment	(4,789)	(7,056)
Other	1	10

Net cash used in investing activities	(6,119)	(21,526)

Cash flows from financing activities:
Repayments of long-term debt	(9)	(77)
Issuance of common stock	83	1,380
Purchase and retirement of common stock	—	(22,807)
Dividends	(2,318)	(2,403)
Excess tax benefits from share-based payment arrangements	—	165

Net cash used in financing activities	(2,244)	(23,742)

Net decrease in cash	(1,079)	(41,170)
Cash and cash equivalents, beginning of period	72,574	71,545

Cash and cash equivalents, end of period	$71,495	$30,375

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$874	$3,262
Interest	$5,125	$4,982
Non-cash investing and financing activities:
Issuance of common stock to executive officers and directors	$305	$921
Issuance of restricted stock, net of forfeitures	$312	$304

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JANUARY 31, 2009 AND 2008
(Unaudited)
The Company recorded a tax valuation allowance during the three months ended January 31, 2009 that impacted earnings. The Company is presenting adjusted earnings in the table below to eliminate the effects of the tax valuation allowance, which is not comparable from one period to the next.

	Three Months Ended January 31,
Adjusted Balances are Net of Tax	2009		2008
	millions	per share	millions	per share
Consolidated net earnings	$5.7	$.06	$8.9	$.09
Less: Tax valuation allowance	0.3	.01	—	—

Adjusted earnings	$6.0	$.07	$8.9	$.09

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS ENDED JANUARY 31, 2009 AND 2008
(Unaudited)
Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures. Management believes that free cash flow is a useful measure of the Company’s ability to repay debt, make strategic investments, repurchase stock or pay dividends (subject to the restrictions in its debt agreements). The following table provides a reconciliation between net cash provided by operating activities (the GAAP financial measure that the Company believes is most directly comparable to free cash flow) and free cash flow for the three months ended January 31, 2009 and 2008:

	Three Months Ended
Free Cash Flow	January 31,
(Dollars in millions)	2009	2008
Net cash provided by operating activities (1)	$7.3	$4.1
Less: Maintenance capital expenditures	(3.1)	(3.2)

Free cash flow	$4.2	$0.9

(1)	Cash flow provided by operating activities for the first quarter of fiscal year 2009 was $7.3 million compared to $4.1 million for the same period of last year. The increase in operating cash flow is primarily due to a decrease in net tax payments in the current year. The Company paid $3.3 million in net tax payments in the first quarter of 2008 compared to $0.9 million in net tax payments in the first quarter of 2009.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES
CAUTIONARY STATEMENTS
This press release includes forward-looking statements that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will” and similar expressions. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our goals or forecasts. These risks and uncertainties include, but are not limited to:
•	effects on our trusts and escrow accounts of changes in stock and bond prices and interest and dividend rates;

•	effects of the recent substantial decline in market value of our trust assets, including:
•	decreased future cash flow and earnings as a result of reduced earnings from our trusts and trust fund management;

•	the potential to realize additional losses and additional cemetery perpetual care funding obligations and tax valuation allowances;
•	effects on at-need and preneed sales of a weakening economy;

•	effects on revenue due to the changes in the number of deaths in our markets and decline in funeral call volume;

•	our ability to refinance our revolving credit facility maturing in November 2009;

•	effects on cash flow and earnings as a result of increased costs, particularly supply costs related to increases in commodity prices;

•	effects on our market share, prices, revenues and margins of intensified price competition or improved advertising and marketing by competitors, including low-cost casket providers and increased offerings of products or services over the Internet;

•	effects on our revenue and earnings of the continuing national trend toward increased cremation and the increases in the percentage of cremations performed by us that are inexpensive direct cremations;

•	risk of loss due to hurricanes and other natural disasters;

•	effects of the call options the Company purchased and the warrants the Company sold on our Class A common stock and the effects of the outstanding warrants on the ownership interest of our current stockholders;

•	our ability to pay future dividends on and repurchase our common stock;

•	possible adverse outcomes of pending class action lawsuits and the continuing cost of defending against them;

•	our ability to consummate significant acquisitions successfully;

•	the effects on us as a result of our industry’s complex accounting model;

•	the effect of the change in accounting method for our senior convertible notes;
and other risks and uncertainties described in our Form 10-K for the year ended October 31, 2008, filed with the SEC. We disclaim any obligation or intent to update or revise any forward-looking statements in order to reflect events or circumstances after the date of this release.